Exhibit 31.2
CERTIFICATION
PURSUANT TO 17 CFR 240.13a-14
PROMULGATED UNDER
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002
I, Kevin W. McAleer, certify that:
1.	I have reviewed this annual report on Form 10-K/A of Penson Worldwide, Inc;

2.	Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;
Date: May 27, 2010

/s/ Kevin W. McAleer
Kevin W. McAleer
Executive Vice President, Chief Financial Officer and principal financial and accounting officer